EXHIBIT 99.1

Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050
“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2013 First Quarter Results

FISCAL 2013 FIRST QUARTER HIGHLIGHTS (Comparisons to FY 2012 Q1):

•	Net sales increased 10.3% to $111.7 million, from $101.3 million
•	Gross profit increased 16.1% to $21.5 million, from $18.5 million
•	Net income increased 34.9% to $4.8 million, from adjusted net income of $3.6 million
•	EPS increased 38.5% to $0.18, from adjusted EPS of $0.13

PORT WASHINGTON, NY – November 8, 2012 – ACETO Corporation (NASDAQ:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today results of operations for its fiscal 2013 first quarter ended September 30, 2012.

Albert Eilender, Chairman and CEO of ACETO, stated, “We are very pleased with our results for the first quarter of fiscal 2013.  Total company sales were up 10.3%.  Our Human Health segment continues to show strength with a sales increase of 16.1%, largely driven by new generic product launches in our Rising Pharmaceuticals subsidiary.  Performance Chemicals also showed a significant increase, as strong demand for agricultural products led a 23.4% revenue increase in the quarter.  Some of these sales can be attributed to earlier than anticipated orders. Sales in Pharmaceutical Ingredients declined by 4.0% due to lower sales of pharmaceutical intermediates.”

“Our gross margin expanded by almost 100 basis points during the quarter, due primarily to a more favorable product mix in Human Health and Performance Chemicals.  Combined with operating margin leverage, this resulted in a 38.5% increase in earnings per share after adjusting for one-time charges in the first quarter of fiscal 2012.  We remain confident in our ability to continue to drive corporate profitability, although sales growth in Performance Chemicals is directly tied to the global economic environment. With a strong balance sheet, we continue to be very well positioned to invest in our internal growth initiatives, and to continue to pursue strategic acquisitions,” concluded Mr. Eilender.

FINANCIAL REVIEW

Net sales for the fiscal 2013 first quarter ended September 30, 2012 were $111.7 million, a 10.3% increase from $101.3 million for the fiscal 2012 first quarter. Gross profit for the fiscal 2013 first quarter was $21.5 million, an increase of 16.1% from $18.5 million in the fiscal 2012 first quarter.

For the fiscal 2013 first quarter, ACETO reported net income of $4.8 million, or $0.18 per diluted share, compared to $3.0 million, or $0.11 per diluted share, in the prior year period.  Net income in the fiscal 2013 first quarter increased by 58.9% and earnings per share increased by 63.6%.  Excluding separation charges in the fiscal 2012 first quarter, adjusted net income in the fiscal 2012 first quarter was $3.6 million, or $0.13 per diluted share.  Based on this adjustment, net income in the fiscal 2013 first quarter increased by 34.9% and EPS increased by 38.5%.

CONFERENCE CALL

Albert Eilender, Salvatore Guccione, Ronald Gold and Douglas Roth will conduct a conference call at 9:00 a.m. ET on November 9, 2012 to discuss the operating results for the fiscal 2013 first quarter. Interested parties may participate in the call by dialing 800-447-0521 (847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the ACETO call (conference ID # 33625313).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday November 9, 2012 until 5:00 p.m. ET on Monday November 12, 2012.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 33625313 for the phone replay.

ABOUT ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).  With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries.  ACETO’s global operations, including a staff of 26 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2012 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
Amy Glynn
The Ruth Group
(646) 536-7023
aglynn@theruthgroup.com

(Financial Tables on Following Pages)

Aceto Corporation and Subsidiaries
 Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30,
	2012	2011
Net sales	$111,748	$101,317
Cost of sales	90,243	82,798
Gross profit	21,505	18,519
Gross profit %	19.24%	18.28%

Selling, general and
administrative expenses	13,892	13,569
Operating income	7,613	4,950

Other income (expense), net of interest expense	9	(211)

Income before income taxes	7,622	4,739
Income tax provision	2,802	1,706
Net income	$4,820	$3,033

Net income per common share	$0.18	$0.11

Diluted net income per common share	$0.18	$0.11

Weighted average shares outstanding:
Basic	26,805	26,476
Diluted	27,229	26,635

Aceto Corporation and Subsidiaries
 Consolidated Balance Sheet
(in thousands, except per share amounts)

	September 30, 2012	June 30, 2012
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$24,343	$24,862
Investments	581	1,518
Trade receivables: less allowances for doubtful
accounts: Sept 30, 2012 $867; and June 30, 2012 $887	76,795	74,744
Other receivables	2,390	2,979
Inventory	85,700	84,687
Prepaid expenses and other current assets	2,795	2,231
Deferred income tax asset, net	998	948

Total current assets	193,602	191,969

Property and equipment, net	11,755	11,705
Property held for sale	3,752	3,752
Goodwill	33,515	33,495
Intangible assets, net	43,830	45,251
Deferred income tax asset, net	4,741	4,719
Other assets	8,849	8,389

Total Assets	$300,044	$299,280

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$6,964	$6,713
Accounts payable	37,988	42,007
Accrued expenses	21,948	24,921
Total current liabilities	66,900	73,641

Long-term debt	41,253	39,052
Long-term liabilities	12,988	12,943
Environmental remediation liability	5,259	5,633
Deferred income tax liability	17	8
Total liabilities	126,417	131,277

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 27,163 and 26,937 shares issued
and outstanding at Sept 30, 2012 and June 30, 2012, respectively)	272	269
Capital in excess of par value	65,322	64,071
Retained earnings	105,677	102,344
Accumulated other comprehensive income	2,356	1,319
Total shareholders' equity	173,627	168,003

Total liabilities and shareholders' equity	$300,044	$299,280

Aceto Corporation
Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts

	(unaudited) Three Months Ended September 30, 2012	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2012	(unaudited) Three Months Ended September 30, 2011	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2011

Net income, as reported	$4,820	$0.18	$3,033	$0.11

Adjustments:
Separation charges	-	-	884	0.03

Adjusted income excluding charges	4,820	0.18	3,917	0.14
Adjustments to provision (benefit) for income taxes	-	-	345	0.01

Adjusted net income (Non-GAAP)	$4,820	$0.18	$3,572	$0.13

Diluted weighted average shares outstanding	27,229	27,229	26,635	26,635

NOTE:  Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.

###